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                                                                   EXHIBIT 10.26


                            SEROLOGICALS CORPORATION



                               December 30, 1999



Mr. Samuel A. Penninger, Jr.
2015 Kings Cross Road
Alpharetta, GA 30022

Dear Mr. Penninger:

         You have indicated to us and confirm by your signature below that you will, not later than the day before the Company's next annual meeting of stockholders, or earlier if requested by the Board of Directors of Serologicals Corporation (the "Company"), resign as the Chairman of the Board of the Company (the "Effective Date"). In connection with such resignation, we have agreed to provide you with the severance benefits set forth in this letter agreement.

1.       Severance Payments

         The Company shall pay to you the aggregate sum of $275,000 on or prior to January 14, 2000. All payments under this Section 1 shall be subject to all applicable federal, state and local withholding taxes, if any. The Company acknowledges receipt of your Form W-4 dated December 30, 1999. Subject to collection of the payment provided for in this Section 1 and the compensation provided for in Section 2, you acknowledge and agree that you are not entitled to any other payments from the Company or its affiliates.

2.       Director Compensation

         You agree that should you continue serving as a director of the Company, you irrevocably waive any right to the "lump sum" grant of stock options under Section 4 (or any successor section) of the Company's Amended and Restated 1995 Non-Employee Directors' Stock Option Plan (the "Option Plan") but instead shall receive stock options in 1999 to purchase 9,000 shares of common stock of the Company under the Company's Amended and Restated Omnibus Incentive Plan and shall be eligible (if serving as a director) to receive annual grants of stock options under Section 5 (or any successor section) of the Option Plan in accordance with the terms of the Option Plan commencing in 2001.

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Mr. Samuel A. Penninger, Jr.
December 30, 1999
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         Commencing on the date hereof, you will be entitled to the cash compensation and reimbursement of expenses for attendance at board meetings payable to non-employee directors generally.

3. General Release and Waiver

         (1) You hereby release, remise, acquit and discharge the Company and its subsidiaries, partners, directors, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which you, your heirs, successors, or assigns have or may have against any of such parties and any and all liability which any of such parties may have to you whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims under that certain severance agreement by and between Serologicals, Inc. and you, dated as of August 3, 1993, and the letter dated April , 1996 with respect thereto (collectively, the "Severance Agreement"), claims of discrimination under the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, as amended, Title VII of the United States Civil Rights Act of 1964, as amended, 42 U.S.C. Section 1981, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, or any other federal, Georgia or other state or local law concerning wages, employment and discharge, and any other law, rule, or regulation or workers' compensation or disability claim under any such laws. Notwithstanding any other provision of this Letter Agreement, this release is not intended to interfere with your right to file a charge with the U.S. Equal Employment Opportunity Commission in connection with any claim you believe you may have against the Company. However, by signing and returning the acknowledgment copy of this Letter Agreement, you agree to waive the right to recover damages in any proceeding you may bring before the U.S. Equal Employment Opportunity Commission or in any proceeding brought by the U.S. Equal Employment Opportunity Commission on your behalf. This release relates to claims arising from and during your employment relationship with the Company or as a result of the termination of such relationship. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, tort claims, compensatory damages or punitive damages, in any such case whether or not such claims have been previously asserted by you. You further agree that you will not file or permit to be filed on your behalf any such released claim. This release shall not apply to the obligations set forth in this Letter Agreement or any other claims that may arise after the date on which you sign the acknowledgment copy of this Letter Agreement.

         (2) You expressly acknowledge that the severance payments being offered to you are payments to which you may not otherwise be entitled and constitute consideration for the foregoing release.

         (3) You hereby acknowledge that you have been provided the opportunity to take 21 days to consider whether to execute this Letter Agreement, although the Company and you

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Mr. Samuel A. Penninger, Jr.
December 30, 1999
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understand that you may, if you so choose, execute this Letter Agreement prior to the expiration of that 21 day waiting period.

         (4) You understand that during the seven (7) days following your execution of this Letter Agreement you may revoke your agreement hereto at any time by notifying the Company in writing. You acknowledge and agree that in the event that you revoke your agreement hereto this entire Letter Agreement will be thereby revoked and you shall return to the Company immediately any payments or benefits received hereunder.

4.       Return of Company Property; Other Matters

         (1) You represent that you have returned to the Company all of the Company's documents (other than documents necessary for your continued service as a director of the Company) held by you as well as keys and Company credit cards.

         (2) You agree that upon execution of this Letter Agreement, or as otherwise mutually agreed upon by you and the Company, you will vacate your office at the Company and the Company will no longer be providing an office or related office services to you. You agree that upon the receipt of the payment required by Section 1 hereof, you shall no longer be an employee of the Company.

5.       Heirs and Assigns

         (1) This Letter Agreement is personal to you and, without the prior written consent of the Company, shall not be assignable by you other than
(i) by will or the laws of descent and distribution or (ii) to a trust, the sole beneficiaries of which are any or all of you, your spouse or any of your lineal ancestors or descendants.

         (2) The terms of this Letter Agreement shall inure to the benefit of and shall be binding on the Company and its respective successors and assigns.

6.       General Provisions

         (1) This Letter Agreement constitutes the entire understanding of the Company and you with respect to the subject matter hereof, and supersedes all prior understandings, written or oral, including, without limitation, the Severance Agreement, other than the Indemnification Agreement, dated as of May 9, 1995, by and between the Company and you. The terms of this Letter Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of a party to insist on strict compliance with any provision of this Letter Agreement shall not be deemed a waiver of such provision or any other provision hereof. The invalidity or unenforceability of any provision of this Letter Agreement shall in no way affect the validity or

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Mr. Samuel A. Penninger, Jr.
December 30, 1999
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enforceability of any other provision. In the event that any provision of this
Letter Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         (2) You hereby represent that you have reviewed all aspects of this Letter Agreement, that you have carefully read and understand all of the provisions of this Letter Agreement, that you understand that in agreeing to this document, you are releasing the Company, with prejudice, from any and all claims you may have against the Company, that you voluntarily agree to all the terms set forth in this Letter Agreement, and that you knowingly and willingly intend to be legally bound by those terms. You further acknowledge that you have or have had the opportunity to review it with an attorney.

         (3) This Letter Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Georgia without reference to the principles of conflicts of law.

         (4) The Company represents that this Agreement has been duly authorized and executed by an officer authorized to sign this Agreement on behalf of the Company.

         Upon your signature and return of this Letter Agreement, this Letter Agreement will be effective, enforceable and irrevocable.

                                   Sincerely,


                                   By: /s/ Regina Bryant
                                      ------------------------------------------
                                      Name:  Regina Bryant
                                      Title: Director, Human Resources


Agreed to and Accepted
as of the date first above-written:


 /s/ Samuel A. Penninger, Jr.
-------------------------------------
Samuel A. Penninger, Jr.

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